                                                                 EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of April 30, 2002 (the "Effective Date"), by and between AdvancePCS (the "Company") and Yon Y. Jorden (the "Employee"). For purposes of this Agreement, the Company and its affiliates shall collectively be referred to as the "Companies".

         WHEREAS, the Company and Employee desire to enter into this Agreement pursuant to which the Company will employ Employee in the capacity of Executive Vice President, Chief Financial Officer for the period and on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. EMPLOYMENT AND DUTIES. The Company hereby employs Employee, and Employee hereby accepts such employment, in the capacity of Executive Vice President, Chief Financial Officer of the Company, or other comparable position and title, with such duties, functions, responsibilities and authority as are typically consistent with such position and title and in accordance with the terms and conditions hereinafter set forth. During the term of this Agreement, Employee agrees that this position shall be her full-time employment; she shall comply with the covenants of this Agreement; she shall devote her best efforts and all of her business time, attention and skills to the successful continuation of the business of the Company.

         2. TERM. The employment of Employee shall commence on the Effective Date and shall continue through the third anniversary thereof and for consecutive two-year periods thereafter; provided, that either party may deliver notice of non-renewal at least 90 days prior to the third anniversary date or the two-year incremental anniversary date, as the case may be, and the Agreement shall terminate upon such upcoming anniversary date (the "Term").

         3. COMPENSATION. In consideration of the services to be rendered by Employee to the Company hereunder, the Company hereby agrees to pay or otherwise provide Employee the following compensation and benefits, it being understood that the Company shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld therefrom under any provision of applicable law (including but not limited to Social Security payments, income tax withholding and other required deductions now in effect or which may become effective by law any time during the Term):

                  (a) SALARY. Employee shall receive an annual salary of Four Hundred Twenty-Five Thousand Dollars ($425,000) with such increases thereto as may be determined and paid by the Company ("Base Salary") in accordance with the Company's salary payment practices and policies in effect from time to time for senior managers of the Company.

                  (b) ADDITIONAL COMPENSATION. In addition to the Base Salary, Employee shall be entitled to receive the compensation set forth in Exhibit A attached hereto.

                  (c) BENEFIT PLANS. Employee shall be entitled to participate in any health, accident, disability and life insurance programs, and any other fringe benefit program, which the Company may adopt and implement for the benefit of the Company's employees.

                  (d) EXPENSES. Employee shall be entitled to receive reimbursement for all reasonable expenses incurred by Employee in connection with the fulfillment of Employee's duties hereunder; provided, however, that Employee has complied with all policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Company.

                  (e) PAID TIME OFF. During the Term of employment, Employee shall be permitted to take time off with such frequency and of such duration as are consistent with the executive paid time off policies of the Company in effect on the date of this Agreement so long as the absence of Employee does not interfere in any material respect with the performance by Employee of Employee's duties hereunder.

         4.       TERMINATION.

                  (a) DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Employee's death. If the Company determines in good faith that the Disability of the Employee has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 90th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee could not have (as determined by the process set forth below) and shall not have returned to the performance of the essential functions of the Employee's position with or without reasonable accommodations (as defined in Title I of the American's with Disabilities Act) ("Reasonable Accommodations"). For purposes of this Agreement, "Disability" means Employee's incapacity due to physical or mental illness, which is determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably), to prevent Employee's substantial and continuous performance of the essential functions of her position with or without Reasonable Accommodations for a period of more than 12 weeks after its commencement or for an aggregate of sixteen weeks in any 12-month period.

                  (b) CAUSE. The Company may terminate the Employee's employment for "Cause." For purposes of this Agreement, "Cause" means:

                           (i) a significant act or acts of personal dishonesty taken by the Employee at the expense of the Company, or

                           (ii) a material violation by the Employee of the Employee's obligations under this Agreement which Employee fails to cure within a reasonable period of time after receiving notice thereof, or


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

                           (iii) the indictment of the Employee of a felony, or

                           (iv) failure of the employee to substantially perform her duties and responsibilities which Employee fails to cure within a reasonable period of time after receiving notice thereof; or

                           (v) breach of Employee's representation set forth in
         Section 11 of this Agreement.

                  (c) WITHOUT CAUSE. The Company may, at its option, terminate Employee's employment without Cause at any time upon written notice to Employee.

                  (d) BY EMPLOYEE FOR GOOD REASON. During the Term of Employment, the Employee's employment hereunder may be terminated by the Employee for Good Reason upon thirty (30) days prior written notice by Employee to the Company. For purposes of this Agreement, "Good Reason" shall mean, without the Employee's consent, any of the following conditions that remain uncured for a reasonable period of time after notice to the Company by Employee:

                           (i) the assignment to the Employee of any duties inconsistent in any material respect with the Employee's position, authority, duties or responsibilities as contemplated by Section 1 of this Agreement, excluding for this Section 4(d) any isolated and inadvertent action not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of a notice thereof given by the Employee;

                           (ii) a material diminution in the Employee's reporting relationship such that she would not report directly to the Company's Chief Executive Officer or Chairman of the Board;

                           (iii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement other than an isolated and inadvertent failure not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by the Employee; or

                           (iv) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement.

                  (e) NOTICE OF TERMINATION. Any termination by the Company or Employee shall be communicated by Notice of Termination to the Employee hereto given in accordance with Section 12 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which

                           (i) indicates the specific termination provision in this Agreement relied upon,

                           (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and

                           (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date.

         The failure by the Employee or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.

                  (f) DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that

                           (i) if the Employee's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination, and

                           (ii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

         5.       OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) DEATH. If the Employee's employment is terminated by reason of the Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including, for this purpose the obligation to pay the Employee

                           (i) the Base Salary through the Date of Termination at the rate in effect on the Date of Termination (the "Base Salary"),

                           (ii) the amount equal to the target bonus for the fiscal year in which the Date of Termination occurs multiplied by the fraction, the numerator of which will be the number of months of Employee's employment during such fiscal year and the denominator of which will be 12, and

                           (iii) any compensation previously deferred by the Employee (together with accrued interest, if any, thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) are hereinafter referred to as "Accrued Obligations").

                  All such Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

                  (b) DISABILITY. If the Employee's employment is terminated by reason of the Employee's Disability, this Agreement shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. Employee shall be entitled after the Disability Effective Date to receive disability benefits provided by the Company to disabled employees or their families in accordance with such plans, programs, practices and policies relating to disability, if any, in effect on the Disability Effective Date.

                  (c) CAUSE. If the Employee's employment shall be terminated for Cause, the Company's obligations to the Employee shall terminate other than the obligation to pay to the Employee the portion of Base Salary earned and the balance of paid time off earned by Employee through the Date of Termination plus the amount of any compensation previously deferred by the Employee, if any, consistent with Company policy.

                  (d) GOOD REASON; OTHER THAN FOR CAUSE, DISABILITY OR DEATH.

                           (i) If the Company shall terminate the Employee's
                  employment (other than for Cause or Disability and except if the Employee's employment is terminated as a result of her death) or if, during the Term, the Employee shall terminate her employment for Good Reason, the Company shall continue in accordance with the Company's normal payroll procedures to pay
                  Employee: (A) Base Salary for a period of twelve (12) months following the Date of Termination and (B) an amount equal to the target bonus for the fiscal year in which the Date of Termination occurs ("Target Bonus").

                           (ii) If the Company shall consummate a Change of
                  Control transaction (as defined below) which results in the termination of Employee's employment with the Company within one-year prior to or one-year following the consummation of the Change of Control transaction, the Company shall continue in accordance with the Company's normal payroll procedures to pay Employee: (A) Base Salary for a period of two years following the Date of Termination and (B) in each such year, an amount equal to the Target Bonus.

                           (iii) Subject to any limitations imposed by law, the
                  terms of the Company's plans, programs and policies, or the terms of any option agreements, during the one-year or two-year period following termination (as defined in the preceding clauses (i) and (ii) of this Section 5(d)), the Company shall continue


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
                  benefits for Employee and her family at least equal to those which would have been provided in accordance with Section 3(c) of this Agreement if the Employee's employment had not been terminated.

                           (iv) "CHANGE OF CONTROL" shall mean (A) a sale of a
                  majority of the Common Stock of the Company, (B) a sale of substantially all of the assets of the Company, (C) a merger in which the Company is not to be the surviving corporation; provided, however, that any transaction between the Company and any affiliate of the Company shall not be deemed to constitute a Change of Control under this Section 5(d), or (D) individuals who constitute the Board of Directors of the Company on any day (the "INCUMBENT BOARD") cease for any reason other than their deaths or the expiration of the Class B-1 and Class B-2 board seats (as defined in the Company's Amended and Restated Certificate of Incorporation) to constitute at least a majority of the Incumbent Board on the following day (which day shall be the day on which a "change of control" shall be deemed to have occurred), provided that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of not less than two-thirds of the Incumbent Board (excluding the Class B-1 and Class B-2 Directors) shall be considered, for purposes of this section, as though such person were a member of the Incumbent Board.

                           (v) In the event that the benefits provided for in
                  this Agreement or otherwise payable to the Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code ("the Code") and will be subject to the excise tax imposed by Section 4999 of the Code, the Employee shall receive a payment from the Company sufficient to pay such excise tax, plus an additional payment from the Company sufficient to pay the excise tax and federal and state income and employment taxes arising from the payments made by the Company to Employee pursuant to this sentence. Unless the Company and the Employee otherwise agree in writing, the determination of Employee's excise tax liability and the amount required to be paid under this Section 5(d)(v) shall be made in writing by the independent auditors who are primarily used by the Company immediately prior to the Change of Control (the "Accountants"). For purposed of making the calculations required by this Section 5(d)(v), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants reasonably may incur in connection with any calculations contemplated by this Section 5(d)(v).

                  (e) STOCK OPTIONS. Except as otherwise provided herein, Employee shall have ninety (90) days from the Date of Termination to exercise any vested but unexercised options previously granted to Employee to purchase shares of the Common Stock of the Company. Any such exercise will be in accordance with the terms and conditions of the applicable stock option plan and stock option agreement.

         6. CONFIDENTIALITY. Employee acknowledges that, during the course of Employee's performance of services for the Company, Employee will acquire knowledge with respect to the business operations, including, by way of illustration, the Companies' existing and contemplated services, products, trade secrets, ideas, know how, research and development, formulas, models, compilations, processes, computer code generated or developed, software or programs and related documentation, business and financial methods or practices, plans, pricing, operating margins, marketing, merchandising and selling techniques and information, customer lists, details of customer agreements, sources of supply, employee compensation and benefit plans, patient records and data, and other confidential information relating to the Companies' policy, operating strategy, expansion strategy or business strategy (all of such information herein referred to as the "Confidential Information"); provided, that the term Confidential Information shall not include information which is generally known to the public or the industry other than as a result of Employee's breach. Employee shall not use, in any way, or disclose any of the Confidential Information, directly or indirectly, either during the term of Employee's employment or at anytime thereafter, except as required in the course of Employee's employment. Employee acknowledges that all computer code, programs, files, records, documents, information, data and similar items and documentation relating to the business of the Companies (including all copies thereof), whether prepared by Employee or otherwise, are the exclusive property of the Companies and, upon termination of Employee's employment with the Company (for whatever reason), Employee shall not take, but shall leave with the Company, all such computer code, programs, files, records, documents, information, data and similar items and documentation relating to the business of the Companies (including all copies thereof). The obligations of this Section 6 are continuous and shall survive the termination of Employee's employment with the Company.

         7. RESTRICTIONS ON COMPETITIVE EMPLOYMENT. During the term of Employee's employment and for the twelve-month period following termination of Employee's employment, or such longer period as the Company shall make payments to Employee under Section 5(d) of this Agreement (the "RESTRICTED PERIOD"), Employee will not, become engaged in, render services to, permit Employee's name to be used in connection with, own, manage, operate, control, be employed by, participate in, consult with, or be connected in any manner, whether as an officer, director, employee, agent, consultant, stockholder (other than as the holder of less than 2% of the aggregate outstanding shares of a class of equity securities publicly traded on a national securities exchange or quotation system) or other capacity with the ownership, management, operation or control of, any business or enterprise substantially engaged or about to become engaged substantially in the Business of the Companies. The Business of the Companies includes, but is not limited to, all those products and services that are presently or hereafter marketed by the Companies that are significant lines of business for the Companies, or that are in the development stage at the time of termination of Employee's employment and are actually marketed by the Companies and/or their affiliates thereafter, as well as, the following businesses: (i) the pharmacy benefit management business; (ii) formulary management and rebate administration services; (iii) the distribution of specialty pharmaceuticals;
(iv) disease state
management services; (v) the prescription discount card business; (vi) medical or prescription claim informatics business; and (vii) services to or on behalf of any pharmaceutical or biotech manufacturer that relate to the foregoing clauses (i) through (vi). These restrictions do not preclude Employee from seeking employment in the health care industry outside the narrow lines described above. In the event this Agreement expires and is neither renewed nor replaced, and Employee's employment terminates when no employment agreement is in effect, then Employee's obligations under this Section 7 shall continue, at the Company's option, for up to one year provided that the Company shall continue to cause Employee to receive the amounts specified in Section 5(d) of this Agreement.

         8. NONINTERFERENCE. Employee agrees that during the term of Employee's employment and for the twelve month period following the termination of Employee's employment by the Company, or such longer period as the Company shall make payments to Employee under Section 5(d) of this Agreement, Employee shall not, directly or indirectly, whether as principal, agent, officer, employee, investor, consultant, stockholder, or otherwise, alone or in association with any other person:

                  (a) Induce or attempt to influence, directly or indirectly, any employee of the Companies to terminate his employment with the Companies,

                  (b) Disparage the good name or reputation of the Companies or business of the Companies or engage in any conduct that brings the Companies or the Companies' business into public ridicule or disrepute; or

                  (c) Solicit, induce or encourage any customer, prospective customer, consultant, independent contractor or supplier of the Companies for the purpose of offering products or services that, directly or indirectly, compete or interfere with the Business of the Companies. For purposes of this section, "prospective customer" shall mean any party who has had contact with the Companies within the six-month period immediately preceding termination of employment hereunder.

         9. INVENTIONS AND PATENTS. Employee agrees that all inventions, ideas, innovations, improvements or discoveries relating to the Business of the Companies or the Companies' method of conducting business (including new contributions, improvements, ideas and discoveries, whether patentable or copyrightable or not) conceived or made by Employee during Employee's employment with the Company shall be, and hereby are, assigned to the Company. Employee will promptly disclose such inventions, ideas, innovations or improvements to Employee's supervisor or Chief Executive Officer of the Company and perform all actions reasonably requested by Employee's supervisor or Chief Executive Officer to establish and confirm such ownership. The expense of securing any such patents shall be borne by the Company.

         10. INDEMNIFICATION. The Company shall maintain, for the benefit of the Employee, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained by the Company on the Effective Date. In


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
addition, the Employee shall be indemnified by the Company against liability as an officer and director of the Company and any subsidiary or affiliate of the Company to the maximum extent permitted by applicable law. The Employee's rights under this Section 10 shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto.

         11. NO CONFLICTS. Employee represents to the Company that Employee has neither entered into nor is bound by any agreement or obligation, whether written or verbal, direct or indirect, that prohibits or impedes Employee's ability to perform Employee's obligations hereunder, including without limitation any agreement not to compete or agreement to solicit health plan payors.

         12. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by overnight mail or certified mail, return receipt requested, postage prepaid, simultaneously dispatched) to the addressees at the addresses specified below.

         IF TO EMPLOYEE:         1789 Fence Row Drive
                                 Fairfield, Connecticut 06430

         IF TO THE COMPANY:      AdvancePCS
                                 5215 North O'Connor Blvd., Suite 1600
                                 Irving, Texas 75039
                                 Attention: Chief Executive Officer
                                 Phone No.: (469) 420-6000
                                 Fax No.: (469) 420-6109

or to such other address or fax number as either party may from time to time designate in writing to the other.

         13. ARBITRATION. Any dispute or controversy between the Company and the Employee, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Employee, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in


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
court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Employee. The Company and the Employee acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Dallas County, Texas or such other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder.

         14. REPRESENTATIONS.

                  (a) The Company represents and warrants that (i) the execution of this Agreement has been duly authorized by the Company, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not violate any law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company and (iii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (b) The Employee represents and warrants to the Company that
         (i) the execution, delivery and performance of this Agreement by the Employee does not and will not violate any law, regulation, order judgment or decree or any agreement to which the Employee is a party or by which he is bound, (ii) the Employee is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity that would interfere with this Agreement or his performance of services hereunder, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         15. SURVIVAL. No termination of Employee's employment (for whatever reason) shall reduce or terminate Employee's covenants and agreements in Sections 6, 7, 8 and 9 hereof and the Company's obligations in Section 5 and 10.

         16. PAYMENT OBLIGATIONS. Except as provided in this Section 16, the Company's obligations to pay the Employee the compensation and other benefits as provided in this Agreement shall be absolute and unconditional and shall not be affected by circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee. All amounts payable by the Company hereunder shall be paid without notice or demand. The foregoing notwithstanding, the Company's obligations to pay Employee the compensation and benefits set forth in
Section 5(d) hereof shall cease in the event (i) Employee initiates formal adversarial proceedings against the Company or (ii) the Company seeks injunctive relief for a breach of Section 7 hereof.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or recision of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the parties hereto.

         18. GOVERNING LAW. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Texas.

         19. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The rights, duties and obligations under this Agreement are assignable by the Company to a successor of all or substantially all of the business or assets of the Company. The rights, duties and obligations of Employee under this Agreement shall not be assignable.

         20. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein except that any court having jurisdiction shall have the power to reduce the duration, area or scope of such invalid, illegal or unenforceable provision and, in its reduced form, it shall be enforceable. It is the intent of the parties hereto that the provisions hereof be enforceable to the fullest extent permitted by applicable law. This agreement may be enforced by the Company or any of its affiliates engaged in the Business.

         21. REMEDIES. The parties to this Agreement shall be entitled to enforce their respective rights under this Agreement specifically, to recover damages (including, without limitation, reasonable fees and expenses of counsel) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their respective favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement and that any party may in their respective sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Such injunction or decree shall be available without the posting of any bond or other security.


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
         22. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, with the same effect as if the parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   ADVANCEPCS


                                   By:
                                      -----------------------------------------
                                      David D. Halbert, Chairman and CEO

                                   EMPLOYEE


                                   --------------------------------------------
                                   Yon Y. Jorden

                                   EXHIBIT "A"

                                 FRINGE BENEFITS


1. Stock Options. Employee shall be granted an incentive stock option (the "Option") to purchase 160,000 shares of the Common Stock (the "Shares") of the Company. The Option shall be subject to approval by the Company's Compensation Committee of the Board of Directors and granted pursuant to the provisions of the Company's Amended and Restated Incentive Stock Option Plan (the "Plan"). The Option shall vest and become exercisable as to 20% of the shares on each of the first five anniversaries of the date of grant; provided that the option shares that would have vested in 2006 and 2007 shall vest and become exercisable if the Company meets certain financial performance targets set by the Board of Directors for FY03, FY04 and FY05. The Option shall vest in full upon a Change of Control transaction as defined in Section 5(d) hereof.

2. Incentive Bonus. Employee will be entitled to participate in the Company's Management Incentive Program for an annual bonus based on the Company's audited financial performance for the fiscal year as well as Employee's individual contribution to the Company. Employee's target bonus shall be 65% of the Base Salary. Any Annual Bonus payable with respect to a fiscal year shall be subject to the approval of the Compensation Committee of the Board of Directors and shall be paid in accordance with Company's normal payroll practices.

3. Car Allowance. Employee shall be provided an $800.00 per month car allowance. At year-end, the value of this benefit will be reported as required by the IRS regulations on Employee's Form W-2.

4. Financial Counseling. The Company shall reimburse you for the cost of executive financial counseling services, using the financial planner of your choice, in an amount not to exceed $10,000 per year.

5. Interest Free Loan. Employee shall be entitled to an interest-free loan of up to $200,000 to be applied to a new home purchase, with the principal of such loan subject to repayment to be reduced by 50% on the second anniversary of the Effective Date, and the balance to be forgiven on the third anniversary of employment. Employee will execute a promissory note evidencing the loan substantially in the form of Exhibit B attached hereto.

6. Relocation. Employee shall be entitled to the relocation benefits set forth below:


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

                      EXECUTIVE RELOCATION PROGRAM ELEMENTS



TYPE OF ASSISTANCE
------------------
-HOUSE HUNTING TRIP             2 trips 7 days for employee and spouse/partner

-RETURN TRIPS                   2 return trips

-TEMPORARY LODGING              120 day Temporary Lodging and one time household
                                set-up @$500. 10 days rental car if necessary.

-TRIP HOME TO ASSIST WITH       1 trip
 HOUSEHOLD MOVE

-MISCELLANEOUS MOVING           One month of base salary up to $20,000
 ALLOWANCE

HOME SALE ASSISTANCE            Home Buyout with 60-day mandatory marketing
                                period. Includes payment of real estate
                                commission and closing costs.

HOME SALE INCENTIVE             3% of selling price if sold within 90 day period
                                ($25,000 cap) (No tax assistance)

EQUITY ADVANCE                  At the time of guaranteed offer up to 90%

NEW HOME CLOSING COSTS          Reimbursement non-recurring closing costs up to
                                3% of the purchase price

HOUSEHOLD GOODS SHIPMENT        Company paid van line service. Shipment of up to
                                3 cars

FINAL MOVE/TRAVEL               Reimbursement for airfare or mileage, meals and
                                lodging and rental car if auto has shipped.

LEASE CANCELLATION              Not to exceed 3 month's rent

PAYBACK AGREEMENT               Employee is responsible for repayment of
                                relocation benefits if employee leaves within 12
                                months


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